EMPLOYMENT AGREEMENT THIS AGREEMENT is entered into and effective as of the date set forth below by and between the undersigned employee (“Employee”) and Caliber Services, LLC (“Company”). Employee and Company are collectively referred to as the “Parties.” Recitals A. The Parties understand as a premise of this Agreement that the Company provides Investment, Property Management, Asset Management, Brokerage, and Construction Services (“the Business”). B. In the position set forth below, the Employee shall receive compensation in the form of salary, hourly pay, benefits, bonuses, and/or commissions, as may be applicable, as set forth in Appendix A hereto, the “Compensation and Job Description Appendix” to be signed by both Employee and the Company, and incorporated herein by reference. C. The Company has developed certain know-how, techniques, and other information relating to the Business that it believes to be trade secret, confidential, or otherwise proprietary and valuable to the Company. The Employee shall have access to certain of such trade secrets, know-how, techniques, and other valuable company information, including software, source codes, programs, data and other information, as needed to perform their work. Terms NOW THEREFORE, in consideration of the employment of Employee by the Company and for other good and valuable consideration such as salary and benefits, the receipt or promise and sufficiency of which are hereby acknowledged, the parties agree as follows: A. DEFINITIONS. 1. Confidential Information “Confidential Information” means information and materials that have been or that will be disclosed by or on behalf of the Company to Employee that should reasonably be understood by Employee, because of legends or other markings or the circumstances of disclosure or the nature of the information itself, to be sensitive proprietary, confidential, or trade secret information that is unique to and pertains to the Company and that is not generally known or readily available to the public by proper means, including, without limitation: internal business operations, financial results of operations, strategic and development plans, contractual and prospective business relationships, data, product/services development and research work data, record-keeping procedures, and business records not disclosed outside the company or disclosed only pursuant to an obligation of confidentiality; economic and financial analyses, budgets, forecasting, marketing plans, client, investor and vendor data, pending offers or solicitations to provide products or services, marketing data not disclosed outside the company or disclosed only pursuant to an obligation of confidentiality; purchase and sale data, contact data, lead information, financial and operational formulas, business patterns, analytical data, financial and operational compilations and reports not disclosed outside the company or disclosed only pursuant to an obligation of confidentiality; methods, techniques and processes based on and DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 2 of 18 consisting of the Company’s client, investor, and vendor information and recorded preferences, financial formulas, client, investor, and vendor communication records, internal notes, individualized customer pricing and cost data not disclosed outside the company or disclosed only pursuant to an obligation of confidentiality; investor, client, and vendor data evaluation processes, identification and quantifications of business patterns, business development programs, proprietary compilations, recorded and/or compiled client, investor, and vendor preferences and transaction histories, pricing methods and structures, and information about the private policies, practices, and plans of the Company not disclosed outside the company or disclosed only pursuant to an obligation of confidentiality, in any tangible or machine readable form, including any such information contained on Company’s internal computer systems, databases, and software, e-mail servers and/or exchanges, all computer hardware, including servers, desktop computers, laptop computers, handheld devices, personal digital assistant devices, smartphones and tablet computers (including, but not limited to, iPhones, iPods, iPads, Android devices, and Blackberry devices), and external storage devices (such as thumb drives and external hard drives). Moreover, Employee recognizes that the Company has received, and in the future will receive, confidential or proprietary information from third parties, including, but not limited to, current and prospective investors, vendors, and prospective business partners, subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited, approved purposes. Employee agrees that this third party confidential or proprietary information also constitutes Confidential Information. Confidential Information does not include information which has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved. Thus, notwithstanding the foregoing, it is understood that, at all such times, Employee is free to use information which is generally known in the trade or industry through no breach of this Agreement or other act or omission by Employee. Employee is also free to discuss the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. 2. Business Relationships or Business Contacts shall mean persons or entities with whom/which the Company has a contractual or otherwise existing business relationship, including, but not limited to, any persons or entities whom/which the Company and/or Employee (on behalf of the Company) is currently providing services and/or products, or has a pending offer or solicitation to provide the Company’s services and/or products. 3. Termination of Employment shall mean the cessation of Employee’s work at or for the Company, its affiliates or subsidiaries, for any reason whatsoever, including but not limited to the following: voluntary resignation, layoff, retirement, and involuntary discharge. B. COVENANTS. 1. Offer. The Company offers and the Employee accepts the position set forth herein. The parties agree that Employee’s job title may change at the Company’s discretion to accurately reflect the Employee’s job function. DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 3 of 18 2. Employment at Will. This Agreement does not guarantee Employee’s continued employment for any specific period of time. Unless Employee and Company have entered into a separate agreement providing that Employee’s employment is other than “at-will,” Employee’s employment shall be “at-will,” and thus may be terminated at any time and for any reason by either Employee or Company. Employee agrees and acknowledges that nothing set forth in this Agreement or the existence of this Agreement shall alter or modify the at-will relationship between Employee and Company in any respect whatsoever. Upon Termination of Employment, Employee’s right to compensation shall cease immediately. 3. Duties. Employee agrees to serve Company as determined by Company. In such capacity, and subject to the control of the Company, Employee shall perform such duties for Company as from time to time may be assigned to Employee by Company. Employee agrees to serve in any assigned position and to perform diligently and to the best of Employee’s abilities the duties and services pertaining to such positions as determined by the Company. 4. Exclusive Service; Prohibited Activities. During all regular hours of business, Employee covenants and agrees to devote his or her full time, energies, and attention exclusively to the diligent performance of his/her assigned duties and responsibilities on behalf of Company. Employee covenants and agrees that for as long as employed, he/she will not: a. directly or indirectly engage in any business activity which shall have an adverse effect on Company’s reputation, goodwill or Business Relationships (as defined above) or which will result in economic harm to Company; b. engage in business or personal activities which directly or indirectly compete with Company’s Business or conflict with or detract from the Employee’s capable performance of his or her duties and responsibilities; or c. provide services to a competing business. 5. Adherence to Company Policies and Procedures, State and Federal Law. Employee acknowledges, understands, and agrees to abide by all company policies and procedures relating to the handling, non-disclosure, non-use, storage and retention of Confidential Information. The Employee further acknowledges, understands and agrees to abide by state and federal law regarding such Confidential Information. Employee is encouraged to treat all company employees, and any current or potential customers, clients, business partners and other affiliates with respect and responsibly. Employee is required to comply with all applicable laws, ethical codes and company policies, procedures, rules or regulations, including those forbidding sexual harassment, discrimination, and unfair business practices. Employee is required to immediately report to the Company any violation of any apparent violation of state or federal law which comes to the attention of the Employee in the course and scope of Employee’s employment with the Company, including that of the Employee himself/herself. DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 4 of 18 6. Compensation and Benefits. As full consideration for all of the services to be rendered by Employee hereunder, Company agrees to pay Employee as agreed upon as set forth on Appendix A hereto. Employee shall be paid in equal amounts twice monthly, subject to any withholdings Company is required or authorized to make. Employee shall also be entitled to participate in all life insurance, disability insurance, health insurance, medical, pension, profit sharing, vacation or other employee benefit plans, if any, made available by Company, all in accordance with Company’s policies concerning such plans. 7. Maintenance of Confidential Information. Employee agrees to receive and hold in confidence and not to disclose or use for the benefit of Employee or any other person or entity, any Confidential Information of the Company without the respective Company’s prior written authorization, in each particular case. Employee acknowledges: a. that the Company’s Business is “relationship based”; b. that through great effort and expense which is difficult to calculate, the Company has developed and maintained Confidential Information and Business Relationships which are valuable to the Company; and, c. that over the course and scope of Employee’s employment with the Company, as needed to perform Employee’s work, Employee will be provided and become familiar with Confidential Information relating to Company’s Business and Business Relationships. Employee covenants and agrees that the Confidential Information is required to be maintained in confidence for the continued success of the Company, and in recognition of the time and expense needed to generate or compile the Confidential Information. Employee further covenants and agrees that the Company’s Confidential Information is and will remain the sole and exclusive property of the Company as set forth in Section 8 below, during and after the Termination of Employment (to the extent that the information remains unavailable to the public), and that Employee will not, without the prior, express written consent of the Company, while employed, or after Termination of Employment, as set forth in this Agreement, directly or indirectly: a. misappropriate such Confidential Information; b. make use of such Confidential Information except as may be required in the course of Employee’s employment with the Company; or, c. release or otherwise divulge such Confidential Information to any third party, except in furtherance of Employee’s employment with the Company. Notwithstanding anything set forth in this section, Employee shall not be deemed to be in breach of this section if Employee: a. discloses information pursuant to express written authorization of the Company; DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 5 of 18 b. discloses information to any governmental authority or court, pursuant to a duty imposed by law (provided, however, that Employee shall notify the Company of the disclosure in writing at least five business days prior to such disclosure); or, c. discloses information to the extent necessary to enforce and/or defend claims or causes of action between the Company and Employee, or to enforce and/or defend claims or causes of action asserted by third parties against Employee which arise out of the discharge of Employee’s duties hereunder. Employee agrees that Confidential Information is never to be used or disclosed by Employee except in direct furtherance of Employee’s employment with the Company. If, however, a court decides that this Section 7 or any of its provision is unenforceable for lack of reasonable temporal limitation and the Agreement or its restrictions(s) cannot otherwise be enforced, as a result, then: (a) the two (2) year period after the Termination of Employment shall be the temporal limitation relevant to the contested restriction, or (b) in the event that a reviewing court finds the period of two (2) years to be unenforceable, for the longest of the following periods that is determined to be enforceable: eighteen (18), twelve (12), nine (9), or six (6) months after Termination of Employment. Nothing stated herein shall apply to trade secrets protected without temporal limitation under applicable federal and state laws. 8. Ownership/No Right to Confidential Information. Employee hereby agrees that, to the extent that it remains non-public information, all Confidential Information is the property of the Company, and that all inventions, improvements, ideas, methods and techniques, know-how, discoveries, customer lists, customer accounts, systems, procedures, costs, development plans, marketing plans, software programs, forms, analyses, financial information, employee files, trade secrets, or other work product, in whole or in part conceived or made by Employee during or after the term of Employee’s employment with the Company, which are conceived or made through the use of any of the Confidential Information or any of the Company’s equipment, facilities, supplies, trade secrets or time, or which results from any work performed by the Employee for the Company, shall belong exclusively to the Company and shall be deemed part of the Confidential Information for purposes of this Agreement, whether or not fixed in a tangible medium of expression. Without limiting the foregoing, Employee hereby agrees that all copyrightable work product completed by Employee for the benefit of the Company, as listed above in this section, shall be deemed to be “works made for hire” and that the Company shall be deemed the author thereof under the US Copyright Act (Title 12 of the US Code), and if for any reason any of such copyrightable work product is deemed not a work for hire, and, as to all other work product, including all patentable rights, Employee agrees to execute such documents as are requested by the Company to assign or otherwise vest all rights in in the Company, and to otherwise cooperate with the Company in securing all such rights. The Company shall own no rights to original works of authorship or other work product reduced to tangible form by Employee prior to his work with the Company; provided that improvements and derivatives of such prior work product made or discovered over the course of Employee’s employment with the Company shall be owned by the Company. DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 6 of 18 9. Disclaimer of License. Employee hereby agrees and acknowledges that no license, either expressed or implied, is herein granted to Employee by Company to use any of the Confidential Information except as authorized hereunder. Employee warrants and represents that he/she shall not make any claim of any right of license or use other than as expressly permitted on a limited basis herein, any such right being expressly disclaimed by the Employee. 10. Proprietary Rights Agreement Required. Employee understands that the intended beneficiaries of this Agreement may be entities other than the Company, but with which the Company is affiliated. During the course of Employee’s employment with the Company, Employee will foreseeably work other entities affiliated with the Company, as listed in Appendix B hereto (“Affiliated Entities”). Employee understands that in connection with work for the Company and in coordination and cooperation with the Affiliated Entities, Employee foreseeably will come into possession of confidential, proprietary, and trade secret information relating to those Affiliated Entities. Employee understands that he/she will be expected to sign a separate Proprietary Rights Agreement (not a part of this Agreement) providing for protection of the confidential, proprietary, and trade secret information of the Affiliated Entities. Employee further understands that the Proprietary Rights Agreement will be enforceable by both the Company and the affected Affiliated Entities. 11. Return of Company’s Property. Employee further agrees that upon or at any time upon the Company’s request, Termination of Employment, and/or no later than the last day of employment with the Company, Employee shall surrender to the Company any keys or access codes to the Company’s premises and all information regarding the Company’s Business, whether confidential or not, regardless of the media on which these are contained, including, without limitation, any of the following in Employee’s possession or under Employee’s control: a. all Confidential Information (in any form, whether fixed or electronic); b. all original records of the Company whatsoever; c. all copies or other reproductions made of those records; d. all other tangible physical things containing or evidencing Confidential Information of the Company; and, e. all personal property of the Company. The term “record(s)” includes all electronic media or other tangible forms in which information is transmitted and/or stored and includes all written or graphic matter of every kind and description, however produced or reproduced, original or reproduction, including, but not limited to, letters, correspondence, memoranda, emails, notes, films, video tapes, audio recordings, transcripts, contracts, agreements, licenses, memoranda or telephone conversations or personal conversations, microfilm, telegrams, books, newspaper articles, magazines, advertisements, periodicals, bulletins, circulars, pamphlets, statements, notices, reports, rules, regulations, directives, teletype messages, minutes of meeting, interoffice communications, reports, financial statements, ledgers, books of account, proposals, prospectuses, offers, orders, receipts, working papers, desk calendars, DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 7 of 18 appointment books, diaries, time sheets, logs, movies, source codes, usernames/logins, passwords, documents, drafts, data media, tapes for visual or audio reproduction, recordings or materials similar to any of the foregoing, however denominated, and including writings, drawings, graphs, charts, photographs, data processing results, printouts and computations (both in existence and stored in memory components), or similar repositories of information and any other written, printed, or tangible materials and any derivatives thereof in the possession of Employee embodying, pertaining to, or referencing the Confidential Information. Employee shall destroy and make permanently irretrievable any and all electronic, optical, or digital copies, including back-up and archive copies, in the possession of Employee embodying, pertaining to, or referencing the Confidential Information, and shall certify in writing that Employee has complied with this section. Employee shall not have a right of retention concerning any property of the Company. The Employee also shall not be entitled to keep copies of the aforementioned information and/or property within Employee’s possession, including all copies or computerized records thereof, containing any Confidential Information. 12. Post Termination Restrictions. Employee hereby covenants and agrees that during the Employee’s employment with the Company, and for the period of twelve (12) months after his/her Termination of Employment or in the event that a reviewing court finds the period of twelve (12) months to be unenforceable, for the longest of the following periods that is determined to be enforceable: nine (9) months, or six (6) months after Termination of Employment, the Employee shall not, within the Territory defined below, on his/her own behalf or through others, or in combination with others: a. Employee will not call upon or communicate with any Business Contacts in an attempt to sell or to solicit for sale any service and/or products which are provided by the Company. For the purposes of this section, a Business Contact is one for whom Employee received Confidential Information during Employee’s employment with Company, including customers, investors and vendors to whom Employee provided services and/or products, or to whom Employee solicited (on behalf of Company) to provide services and/or products, during the six (6) months prior to the Termination of Employment. b. Employee will not disparage the Company or take any action that would or adversely affect, disrupt, or interfere with the Company’s reputation, goodwill, or Business Relationships, business plans, litigation, claims, business arrangements or agreements or which could result in economic harm to the Company. For purposes of this section, “Territory” shall mean areas of the United States of America where Employee solicited, sold and/or provided services and/or products on behalf of the Company prior to the Termination of Employment; provided, however, that if a court of competent jurisdiction determines that the scope of this geographic restriction is unreasonable, “Territory” will mean the largest of the geographic areas set forth below that the court determines to be reasonable: DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 8 of 18 a. the area within a ten (10)-air-mile radius of any office where Employee performs substantial services in the course of his/her employment with the Company during the twelve (12)-month period prior to the Termination of Employment; b. the area within a five (5)-air-mile radius of any office where Employee performs substantial services in the course of his/her work employment with the Company during the twelve (12)-month period prior to the Termination of Employment; or, c. the area within a three (3)-air-mile radius of any office where Employee performs substantial services in the course of his/her employment with the Company during the twelve (12)-month period prior to the Termination of Employment. 13. Non-solicitation of Employees. In addition to the foregoing covenants, Employee agrees that during Employee’s employment with the Company and for the period of twelve (12) months after his/her Termination of Employment or in the event that a reviewing court finds the period of twelve (12) months to be unenforceable, for the longest of the following periods that is determined to be enforceable: nine (9) months, or six (6) months after Termination of Employment, Employee shall not, within the Territory defined below, on his/her own behalf or through others, or in combination with others: a. take any action to solicit away from the Company any employee of the Company which in any manner would interfere with or attempt to disrupt the employment relationship between the Company and any of its employees, including but not limited to, the solicitation or encouragement of any employee to leave the employ of the Company for any reason. b. take any action to solicit away from the Company any independent contractor of the Company which in any manner would interfere with or attempt to disrupt the independent contractor relationship between the Company and any of its independent contractors, including but not limited to, the solicitation or encouragement of any independent contractor to terminate, curtail or modify their independent contractor relationship of the Company for any reason. For purposes of this section, “Territory” shall mean areas of the United States of America where Employee solicited, sold and/or provided services and/or products on behalf of the Company prior to the Termination of Employment; provided, however, that if a court of competent jurisdiction determines that the scope of this geographic restriction is unreasonable, “Territory” will mean the largest of the geographic areas set forth below that the court determines to be reasonable: a. the area within a ten (10)-air-mile radius of any office where Employee performs substantial services in the course of his/her employment with Company during the twelve (12)-month period prior to the Termination of Employment; b. the area within a five (5)-air-mile radius of any office where Employee performs substantial services in the course of his/her employment with Company during the twelve (12)-month period prior to the Termination of Employment; or, DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 9 of 18 c. the area within a three (3)-air-mile radius of any office where Employee performs substantial services in the course of his/her employment with Company during the twelve (12)-month period prior to the Termination of Employment. 14. Compliance with Existing Agreements. Employee warrants to Company as follows: a. Employee has not taken, nor are they in possession of any other person or entity’s confidential, proprietary or trade secret information, including any information that was deemed confidential, proprietary or trade secret by prior contract between Employee and his/her former employer or other contracting party. Employee understands that if Employee is in possession of any other person or entity’s proprietary information, it will be grounds for immediate discharge. b. Employee’s employment with the Company and performance of all the terms of this Agreement does not, and will not, breach any agreement to keep confidential any information that was acquired by Employee in confidence or in trust prior to Employee’s employment with the Company. Employee further warrants that they have not entered into, and will not enter into, any agreement (either written or oral) in conflict herewith. c. Employee has provided the Company with copies of any and all agreements, including any agreements with Employee’s prior employer that would restrain, in any way, Employee’s ability to: (i) work for a competitor; (ii) solicit customers; or (iii) recruit employees. To the extent that Employee is bound by any such covenant, Employee warrants to the Company that Employee does not believe that their current employment violates any such restrictions, and that Employee will comply with any such restraints to their fullest abilities. During Employee’s employment with the Company, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person. 15. Indemnification. Employee shall defend, indemnify, hold harmless, and insure Company from any and all direct or indirect losses, damages, claims, expenses, or liability arising out of or suffered as a result of Employee’s negligence or misconduct, including any failure to comply with Section 14 above, or from any breach or default of this Agreement which is caused or occasioned by the acts of Employee. C. ENFORCEABILITY. Employee represents and warrants to and covenants with the Company as follows: DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 10 of 18 1. The covenants set forth in this Agreement are reasonably necessary for the protection of the interests of the Company; are reasonable as to duration, scope and territory, and are not unreasonably restrictive of the Employee. 2. Employee covenants and agrees that his/her experience and capabilities are such that he/she can obtain gainful employment in a manner that does not violate the terms of this Agreement and that the enforcement of the terms of this Agreement through temporary restraining order or injunctive relief will not prevent him or her from earning a livelihood. 3. Employee understands and acknowledges that the actual or threatened disclosure or misappropriation of Confidential Information in violation of this Agreement will cause Company irreparable harm, the amount of which may be difficult to ascertain and in which instance the Company’s remedies at law for breach of any of the covenants set forth in this Agreement will be inadequate. Employee therefore agrees that, notwithstanding any provision of a separate agreement setting forth an alternative dispute resolution process for disputes between Company and Employee, Company has the right to apply to a court of competent jurisdiction for an order restraining any such further disclosure or misappropriation and for other all such other and further relief as Company may deem appropriate, including restoring to the Company any misappropriated Confidential Information and/or remitting back to the Company the commissions, profits and other fruits of the breach, specific performance, or other equitable relief, without bond. Such right of Company shall be in addition to remedies otherwise available to the Company at law or in equity, including money damages and reasonable attorneys’ fees incurred in enforcing the provisions of this Agreement. 4. Notwithstanding anything herein to the contrary, should any court determine that any covenants in this Agreement are unreasonable to duration, scope, or territory, the covenants shall be enforceable as provided herein with respect to such duration, scope and territory as the court determines to be reasonable and the court shall have the authority to so reform this Agreement. D. MISCELLANEOUS. 1. Entirety. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. 2. Severability. If for any reason, any provision of this Agreement, or portion thereof, shall be determined by a court of competent jurisdiction to be invalid, unenforceable, illegal, or inoperable, its invalidity shall not affect the validity and effect of the other provisions hereof except to the extent that the parties may claim a lack or insufficiency of consideration if provisions involving consideration are stricken or modified. 3. Termination and Continued Effect. This Agreement shall not be construed as a promise of continued employment or as restricting the Employee’s or the Company’s right to terminate the existing employment relationship. The promises, covenants, and agreements herein contained shall survive Termination of employment between Employee and Company. DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 11 of 18 4. Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Jurisdiction and venue for any claim arising out of this Agreement shall be the Maricopa County Superior Court in and for the State of Arizona. 5. Arbitration. In the event of any dispute or controversy arising out of, or relating to, this Agreement, the parties hereto agree to submit such dispute or controversy to binding arbitration pursuant to the Arizona Revised Uniform Arbitration Act (the “Act”): a. A sole neutral arbitrator shall be agreed upon or appointed pursuant to the Act. If the parties hereto after notification of the other party(ies) to such dispute cannot agree upon an arbitrator within thirty (30) days following receipt of the List by all parties to such arbitration , then either party may request in writing, appointment of an arbitrator within ten (10) days following receipt of such request (“Arbitrator”). b. The arbitration shall take place in Maricopa County, Arizona at a place and time mutually agreeable to the parties, or if no such agreement is reached within ten (10) days following notice from the Arbitrator, at a place and time determined by the Arbitrator. The arbitration shall be conducted in accordance with the Act, as then in effect. The preceding choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than as specified in this section. Each party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section and stipulates that the Arbitrator shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by registered or certified mail, return receipt requested, postage prepaid, to its address for giving notices as set forth in this Agreement. c. The decision of the Arbitrator shall be non-appealable, final and binding on all parties to the arbitration and may be enforced by a court of competent jurisdiction. Subject to the indemnification provision in Section B(15) above, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, as well as reasonable costs and expenses. The Arbitrator may grant any remedy appropriate including, without limitation injunctive relief or specific performance. Notwithstanding any of the foregoing, the Company may seek a temporary restraining order or a preliminary injunction from a state or federal court found in Maricopa County, Arizona. 6. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Company as a result of any breach or default by Employee under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later: DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT
Page 12 of 18

nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

7. **Attorneys' Fees**. In the event of litigation arising out of the subject matter of this Agreement, the prevailing party shall be entitled to recover such parties' reasonable attorney's fees and related costs and expenses incurred as a result of litigation.

8. Successors and Assigns. The terms and provisions of this agreement shall inure to the benefit of and shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns. The Company's rights under this Agreement are hereby made expressly assignable by the Company, without further consent of the Employee.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the last date written below.

CALIBER SERVICES

DocuSigned by:
By: Jennifer Schrader
55B0A4649A0A4A6...
Its: President & COO

Date: 5/24/2023

EMPLOYEE

DocuSigned by:
Ignacio Martinez
F330F4C52A6A479...
Name (print): Ignacio Martinez
Position: SVP of Operations

Date: 5/25/2023

SSN: 585478975

Mailing address:

8329 N Ridgeview Dr
Paradise Valley
Arizona 85253

email: irmartinez@live.com
cell phone: 206.972.8292
other phone: 2069728292

EMPLOYMENT AGREEMENT Page 13 of 18 APPENDIX A “Compensation and Job Description Appendix” Job Description: The Employee’s job description shall include all tasks and jobs and responsibilities that may be assigned by the Company from time to time, including, initially, the following: SVP of Operations Ignacio Martinez will complete the following: The entire leadership team at Caliber believes you will be a crucial component to Caliber's vision of creating strategic investments designed to build generational wealth for our clients, communities, and team. Your mission will be to build on the infrastructure Caliber has created over its 14-year history and assist the Company's leadership team to scale for future growth. Caliber is focused on increasing three key metrics: 1.) Capital formation per year (MC) 2.) Assets under management (AUM) 3.) Revenue in our asset services segments In this role, you will join Caliber's Executive Leadership Team (ELT) to help guide the Company for the future. Currently, ELT includes the following members: Chris Loeffler, Chairman, CEO & Co-Founder Jennifer Schrader, Director, President, COO, & Co-Founder Jade Leung, CFO Roy Bade, Chief Development Officer (CDO) John Hartman, Chief Investment Officer, (CIO) Yaron Ashkenazi, Head of Hospitality In this role, you will be expected to report directly to the CEO and we anticipate working together with you in the first year of your employment to assess the Company's structure and reporting lines. From time to time, you may also be asked to join as an observer and presenter to the Company's Board of Advisor's meetings as well as the Company's newly issued hotel REIT, the Caliber Hospitality Trust, Inc. Your role will be dynamic and will evolve as you learn Caliber and position yourself to take on more elements of managing the business. Your initial priorities are expected to be: DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 14 of 18 1.) Improve business systems usage, connectivity, and integration to enhance operating results and productivity. 2.) Build and maintain appropriate staffing plan for the organization. 3.) Drive technological innovation, with a specific focus on Al implementation. 4.) Build business wide KPls, tracking, and visibility 5.) Enhance the customer experience - make it easy for investors to know what they own, know how it is performing, and refer a friend with a NPS score of 70+ During your first year of employment, Caliber's ELT expects to co-create a plan with you to onboard you within Caliber's operations effectively. We envision this plan will include you taking over certain areas of responsibility currently held by existing ELT members. Those areas of responsibility could include: 1.) People 2.) Technology 3.) Legal 4.) Project Management/Operations 5.) Departmental operations integration 6.) Change management 7.) Compliance and Customer Service Employee Compensation: The Employee’s compensation shall be, unless changed in writing by the Company, initially as follows: $325,000 annually Benefits: Company Bonus Compensation - You are eligible for our incentive compensation program which provides for an annual bonus, based on performance of up to 125% of Base Compensation. The bonus is generally determined as a computation of your individual performance and of company performance, specifically the Company's performance against its targets in raising managed capital, growing AUM, and generating asset services revenue. Long-term Incentive Compensation -You are eligible to receive Long-Term Incentive (LTl's) via the Company's existing stock compensation plan in the form of restricted stock units (RSU's) with a total balance of 50,000 units and a total value of $250,000 in 2023 (as calculated by the Company's IPO price of $5 per share). The LTI award is granted in December each year and the amount is refreshed annually according to Caliber's adopted compensation plan for your role. DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 15 of 18 One-Time Stock Incentive - Upon acceptance of this offer and the commencement of your employment, Caliber will grant you the following: 100,000 in RSUs 150,000 in Incentive stock options ("ISO's") with a strike price set by the company's most recent 409a analysis. Additional Benefits:  Travel Any work travel by airplane that is more than 2 hours will be booked in First Class.  Hotel Rewards From time to time, the Company acquires branded hotels which offer the ability to issue an "owner's card" to 2 team members at Caliber. Upon the completion of a future acquisition, Caliber may issue an owner's card to you, which provides for top tier hotel status and owner's discounts on bookings.  Insurance Benefits Caliber offers a wide variety of benefits through BCBS of AZ, Cigna and Mutual of Omaha. These include four health plan options, dental, vision, life and short-term disability insurance and more. Team members are eligible for benefits on the first of the month after 30 days of employment.  401K Team members are eligible to enroll in Caliber's 401K program on the first of the month after 90 days of employment and a minimum of 400 hours of service. The company matches up to 4% of a team members contribution and there is no vesting period.  Pet Care Discount Program Caliber values pets. A Pet Care Discount Program through United Pet Care is offered and can be taken advantage of from the first day of employment.  Holidays Caliber offers a minimum of 9.5 paid holidays (New Year's Day, Good Friday (Half Day), Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day After Thanksgiving, Christmas Eve, Christmas Day and New Year's Eve).  Flexible PTO (Paid Time Off) Use of PTO is encouraged and is available for use with manager's approval. Caliber does not restrict PTO to a fixed number of hours per year.  VTO (Volunteer Time Off) We encourage our team members to volunteer their time for a good cause. Team members may take up to 8 hours VTO, per year for pre-approved volunteer endeavors  Pet Bereavement Day Pets are family too and in the unfortunate loss of one, we want our team members to have a paid day off as a time for reflection and bereavement.  Caliber CARE's A program developed to enhance our organization's culture, team member's experience, and provide support in times of need. DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

EMPLOYMENT AGREEMENT Page 16 of 18  Caliber Owned Hotel Discounts Caliber offers team member discounts at all Caliber owned hotels (subject to availability).  Company Sponsored Education and Advancement Training Caliber encourages our team to further their education & skills. We sponsor relevant work- related training and/or certification, with pre-approval. DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

DocuSign Envelope ID: 2C29FC2D-2486-40E7-B1BC-C8EE0AE88ACC

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APPENDIX B

Affiliated Entities

1040 N VIP Blvd, LLC (NV)
1601 Athol Ave, LLC (NV)
44th and McDowell Holding, LLC
44th and McDowell Hotel Group, LLC
47th Street Phoenix Airport Manager LLC
47th Street Phoenix Airport, LLC (DE)
47th Street Phoenix Fund, LLC
47TH Street Phoenix Mezzanine LLC
AZ24HRStorage Kingman LLC
Bahia Office Investors, LLC
Caliber Airport Investment Company, LLC
Caliber Airport Mezzanine, LLC
Caliber Auction Homes, LLC
Caliber Companies, LLC
Caliber Development, LLC
Caliber Diversified Opportunity Fund II, LP
Caliber ELT, LLC
Caliber Fixed Income Fund II, LLC
Caliber Fixed Income Fund III, LP
Caliber Funds, LLC
Caliber Hospitality LLC
Caliber HTE LLC (FN)
Caliber Lending, L.L.C.
Caliber Localist, LLC
Caliber O-Zone Fund Manager LLC
Caliber Phoenix Airport Portfolio LLC
Caliber Realty Group, LLC
Caliber Residential Advantage Fund, LP (DE)
Caliber Securities, LLC (AZ)
Caliber Services, LLC
Caliber Sip, LLC
Caliber Tax Advantaged Opportunity Zone Fund, LP
Caliber Wealth Management, LLC
CaliberCos Inc.
CBH 1 Phoenix Fundco, LLC
CBH 1 Phoenix HOLDCO, LLC
CBH 1 Phoenix MANAGECO, LLC
DT Mesa HOLDCO, LLC
DT Mesa MEZZCO LLC
DT Mesa MANAGECO, LLC
Edgewater Hotel Group, LLC
Elliot 10 Fund, LLC
Elliot & 51st Street LLC
Elliot & 51st Street Manager LLC
Fiesta Tech Manager, LLC
Fiesta Tech Owners, LLC
Flag Ranch Lot 80, LLC
Flag Ranch Lot 81, LLC
Flag Ranch Lot 84, LLC
Flagstaff at 4th, LLC
Flagstaff at 4th Fund, LLC
Flagstaff at 4th Manager, LLC
GC Square Manager, LLC
GC Square, LLC
HI Hotel Manager, LLC
IBHG, Inc.
Indian Bend Hotel Group LLC
J-25 Development Group, LLC
J-25 Johnstown Holdings, LLC
J-25 Land Holdings, LLC
JAH Management, LLC
JAH Ventures, LLLP
JCL Affordable Housing, LLC
JF Capital Advisors, LLC
Mack Homes L.L.C.
Mirasol Apartments, LLC
MV Square, LLC
Palm Shadows on Thomas GP, LLC
Palm Shadows on Thomas, LP
Palms Weekly Portfolio GP, LLC
Palms Weekly Portfolio, LP
Roosevelt III Fundco, LLC
Roosevelt III HOLDCO, LLC
Roosevelt III MEZZCO LLC

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CBH 1 Phoenix MEZZCO LLC
CDIF Baywood, LLC
CDIF Sunrise, L.L.C.
CDIF, LLC
CDOF II SIP Holdings, LLC
CFIF III GP, LLC
CH Mesa Development, LLC
CH Mesa Holdings, LLC
CH Ocotillo LLC
CH Ocotillo Inv Fund LLC
CH Ocotillo Manager LLC
CHPH Holding LLC
CHPH Manager, LLC
CHPH, LLC
Circle Lofts LLC
Circle Lofts Manager LLC
CPM Property & Asset Management, LLC
CRA Holding I LP
CRA Manager, LLC
Diezel Financial, LLC
Diversified II, GP LLC
Drama Holdings, LLC
DS Capital Group, LLC
DT Mesa Fundco, LLC
Roosevelt III MANAGECO, LLC
Roosevelt Tempe Manager, LLC
Saddleback Ranch Homeowners Association
Saddleback Ranch LLC
Salmon Falls ChP LLC
SF Alaska Manager, LLC
SF Alaska, LP
Siesta Palms on Georgia GP, LLC
Siesta Palms on Georgia, LP
Sky Harbor Valet Parking, LLC
South Mountain Square, LLC
TCC Hotel I, LLC
TCC Hotels Manager, LLC
TCC Inv Fund I, LLC
The Roosevelt Homeowners Association Inc.
The Roosevelt I, LLC
Tucson East LLC
Tucson East Holding LLC
Tucson East Manager LLC
Twin Palms on 27th GP, LLC
Twin Palms on 27th, LP
Uptown Square, LLC
Venture Localist, LLC
Wizard Capital, LLC